EXHIBIT 10-N

                         PATENT ASSIGNMENT AGREEMENT


      This Agreement is made and effective as of June 16, 1997 between Polyonics Corporation, a Massachusetts corporation having a principal place of business at 112 Parker Street, Newburyport, Massachusetts 01950 (hereinafter referred to as Polyonics), and Parlex Corporation, a Massachusetts corporation having a principal place of business at 145 Milk Street, Methuen, MA 01844 (hereinafter referred to as Parlex).

      Introduction
      ------------

      The parties have entered into a License Agreement dated May 21, 1990 as amended on or about December 23, 1996 and April 25, 1997 under certain patents of Polyonics, and now desire to transfer ownership of those patents from Polyonics to Parlex on the terms and conditions set forth herein.

      In consideration of the mutual obligations set forth herein the parties agree as follows:

      1. Polyonics hereby sells and assigns to Parlex all right, title and interest throughout the United States, its territories and all foreign countries, in and to the United States patents identified in Schedule A hereto and in and to the inventions disclosed therein, and all reissues, certificates of reexamination and extensions thereof, any corresponding foreign patents and any United States and foreign patents which claim priority or depend from or are dominated by any patent licensed under the License Agreement as amended.

      2. Concurrently with execution of this Agreement, Polyonics shall execute a patent assignment in the form attached hereto as Exhibit A for recording by Parlex in the United States Patent and trademark Office.

      3. Upon execution of this Agreement by both parties, Parlex shall pay to Polyonics the sum of ten thousand dollars ($10,000.00) as full and entire consideration for the Assignment herein.

      4. Parlex hereby grants back to Polyonics a worldwide nonexclusive license under the patents identified in Schedule A to make use, sell or dispose of products using this technology but with no rights to grant additional sub licenses thereunder with respect to printed circuit products or constituents thereof. The licenses heretofore granted by Polyonics to Morton International which expires October 31, 1997 and to DuPont Corporation shall continue in full force and effect pursuant to the terms thereof.

      5.  Polyonics represents and warrants that the patents identified in section 1 hereof are all of the patents applicable to the License Agreement as amended and that there are no other United States or foreign patents applicable to the License Agreement as amended or to this Assignment Agreement.

      6. Parlex shall have the sole right to determine whether or not to make maintenance fee payments on any or all of the patents listed on Schedule A. However, if Parlex elects not to prosecute or maintain any of the aforesaid patents, Parlex shall notify Polyonics of its election at least sixty (60) days in advance of any deadline for prosecuting or maintaining such patent application or patent, and Polyonics shall upon such notice have the right to assume the ongoing prosecution or maintenance of such patent application or patent at the election and expense of Polyonics, and to have such patent application or patent reassigned to Polyonics. Polyonics shall notify Parlex of the election at least thirty (30) days following receipt of such notice from Parlex. Promptly following an election by Polyonics to assume prosecution or maintenance of such patent application or patent, Parlex shall assign to Polyonics without any further payment by Polyonics the entire right, title and interest in such patent application or patent and execute such assignment documents as are deemed appropriate by Polyonics to record the assignment in the Patent and Trademark Office or other applicable government agency.

      7. The License Agreement as amended shall remain in force to the extent not superseded by this Assignment Agreement.

      8. This Assignment Agreement shall inure to the benefit of any successors and assigns of Parlex.

      IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the effective date set forth above.

PARLEX CORPORATION                     POLYONICS CORPORATION


/s/ Peter J. Murphy                    /s/ Thomas F. Burke
______________________________         _______________________________

Name                                   Name

Title:  President                              President
        ______________________         Title:  _______________________


patent


                             A S S I G N M E N T
                             -------------------

      WHEREAS, POLYONICS CORPORATION, a Massachusetts corporation, having a principal place of business at 112 Parker Street, Newburyport, Massachusetts 01950 (hereinafter Assignor), is the sole and exclusive owner of the entire right, title and interest in and to certain United States patents as identified in Schedule A attached hereto and in and to the inventions disclosed therein; and

      WHEREAS, PARLEX CORPORATION, a Massachusetts corporation, having its principal place of business at 145 Milk Street, Methuen, Massachusetts 01844 (hereinafter Assignee) is desirous of acquiring the right, title and interest in and to said United States patents identified in Schedule A hereto and in and to the inventions disclosed therein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby assign unto Assignee, its successors and assigns, all right, title and interest throughout the United States, its territories and all foreign countries; in and to the United States patents identified in Schedule A hereto and in and to the inventions disclosed therein; and all reissues, certificates of reexamination and extensions thereof; together with all rights of action and recovery for past infringement thereof; for the full term or terms for which any and all such patents may be granted; as fully and entirely as the same would have been held and enjoyed by Assignor had this Assignment not been made.

      IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by its duly authorized officer this 16th day of June, 1997.

                                       POLYONICS CORPORATION


                                       By  /s/ Thomas F. Burke
                                           ____________________________

                                       Name:   Thomas F. Burke
                                       Title:  President

Commonwealth of Massachusetts  )
                               )
County of  Essex               )

      Subscribed and sworn to before me this 16th day of June, 1997.

                             __________________________
                             Notary Public

                             My Commission Expires:

patent


                                 SCHEDULE A
                                 ----------

      To Assignment dated June 16, 1997 between POLYONICS CORPORATION and PARLEX CORPORATION.


                                 U.S. ISSUED
                                 -----------


                   Patent No.       Date of Issue
                   ----------       -------------

                   4,725,504        February 16, 1988

                   4,806,395        February 21, 1989

                   4,832,799        May 23, 1989

                   4,868,071        September 19, 1989

                   4,894,124        January 16, 1990

                   4,950,553        August 21, 1990

                   4,992,144        February 12, 1991

                   5,015,517        May 14, 1991

                   5,066,545        November 19, 1991

                   5,322,976        June 21, 1994

                   5,478,462        December 26, 1995